UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2021

KEARNY FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

KEARNY FINANCIAL CORP.	KEARNY FINANCIAL CORP.	30-0870244
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 244-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	KRNY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On June 16, 2021, Kearny Bank (the “Bank”), the wholly owned subsidiary of Kearny Financial Corp. (the “Company”), approved a supplemental executive retirement plan, effective as of July 1, 2021 (the “Plan”), with Craig L. Montanaro, President and Chief Executive Officer of the Company and the Bank (the “Executive”). Under the terms of the Plan, if the Executive terminates employment on or after age 65, the Bank will pay the Executive a lump sum equal to the present value of an annual benefit of 50% of the Executive’s highest annual base salary that would have been payable monthly over a period of 180 months following this termination.  If the Executive terminates employment before age 65, including due to disability, the Bank will pay the Executive the Accrual Balance (as such term is defined in the Plan) in a lump sum following termination of employment.  The Plan also provides for a lump sum payment if the Executive’s employment is terminated without cause or for good reason following a change in control.
 The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the agreement attached hereto as Exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Supplemental Executive Retirement Plan by and between Kearny Bank and Craig L. Montanaro effective as of July 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEARNY FINANCIAL CORP.
DATE: June 21, 2021	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer